Exhibit 10.3

AMENDED AND RESTATED FORWARD PURCHASE CONTRACT

This Amended and Restated Forward Purchase Contract (this “Agreement”) is entered into as of July 1, 2021, among Isos Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and each of the undersigned subscribers (each individually, a “Subscriber” or “you”).

RECITALS

WHEREAS, the Company and each of the Subscribers is party to a Forward Purchase Contract dated March 2, 2021 (the “Existing FPC”);

WHEREAS, pursuant to the Existing FPC, certain of the Subscribers (the “Original Subscribers”) agreed to purchase Units of the Company in an aggregate amount equal to Twenty-Five Percent (25%) of the Units sold in the Company’s IPO (subject to the terms and conditions set forth in the Existing FPC and allocated to the Original Subscribers as described in the Existing FPC);

WHEREAS, the Subscribers and the Company wish to amend and restate the Existing FPC in its entirety to, among things, provide for the purchase of additional Units from the Company by new Subscribers (the “New Subscribers”) on the terms and subject to the conditions set forth herein;

NOW THEREFORE, in consideration of the premises, representations, warranties and mutual covenants contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENT

1. Certain Definitions. As used herein, the following terms shall have the following meanings:

1.1. “Business Combination” means the Company’s proposed initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities;

1.2. “Business Combination Agreement” means the Business Combination Agreement, dated as of July 1, 2021, by and between the Company and Bowlero Corp., a Delaware corporation (the “Target”), as it may be amended or supplemented from time to time.

1.3. “Class A Common Stock” or “Shares” means shares of Class A common stock of the Company, par value $0.0001 per share;

1.4. “Commission” means the Securities and Exchange Commission;

1.5. “IPO” means the Company’s initial public offering of Units which closed on March 5, 2021;

1.6. “Net Redemptions” means an amount equal to (i) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Acquiror Class A Common Stock pursuant to the Offer (as defined in the Business Combination Agreement), minus, to the extent applicable (ii) the aggregate amount of proceeds from Additional PIPEs actually received by Acquiror prior to or substantially concurrently with the closing of the transactions contemplated by the Business Combination Agreement (but in no event less than zero).

1.7. “NYSE” means the New York Stock Exchange;

1.8. “Securities” means the Units and the securities underlying the Units and, in respect of a Subscriber, the Securities purchased by such Subscriber hereunder;

1.9. “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

1.10. “SPAC Prospectus” means the final prospectus of the Company dated as of March 2, 2021, filed with the Commission (File No. 333-252283) on March 4, 2021;

1.11. “Sponsor” means Isos Acquisition Sponsor LLC, a Delaware limited liability company, and sponsor of the Company;

1.12. “Units” means units of the Company comprised of one Share and one-third of one Warrant; and

1.13. “Warrants” means warrants of the Company, each of which is exercisable to purchase one Share at an exercise price of $11.50 per Share during the period commencing on the later of (i) twelve (12) months from the date of the closing of the IPO, and (ii) thirty (30) days following the consummation of the Company’s Business Combination, and expiring on the five year anniversary of the consummation of the Business Combination.

2. Purchase of the Securities.

2.1. Subject to the terms and conditions of this Agreement, the Company agrees to sell the number of Units to each Subscriber set forth opposite its name under the heading “Total Units” on Schedule I, and each Subscriber hereby agrees to purchase the number of Units from the Company set forth opposite its name under the heading “Total Units” on Schedule I, in a private placement at a purchase price of $10.00 per Unit. The Subscribers obligations hereunder are several and not joint obligations and no Subscriber shall have any liability to any person for the performance or non-performance of any obligation by any other Subscriber hereunder.

2.2. The Warrants included in the Units to be purchased pursuant hereto shall, so long as such Warrants are held by the Subscribers, be identical to the private placement warrants purchased by the Sponsor in a private placement concurrent with the IPO (that is, the Warrants will not be redeemable and will be exercisable on a cashless basis).

2.3. The parties hereby agree and acknowledge that, at the closing of the Business Combination, the Company may deliver to each Subscriber the number of Shares and Warrants that would have been included in the Units to be purchased by such Subscriber pursuant hereto, in lieu of delivering such Units.

3. Representations, Warranties and Agreements.

3.1. Subscriber’s Representations, Warranties and Agreements. To induce the Company to issue the Securities to the Subscribers, each Subscriber hereby represents and warrants to the Company and agrees with the Company as follows with respect to itself only and not any other Subscriber:

3.1.1 No Government Recommendation or Approval. Such Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Securities.

3.1.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by such Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the formation and governing documents of such Subscriber, (ii) any agreement, indenture or instrument to which such Subscriber is a party, (iii) any law, statute, rule or regulation to which such Subscriber is subject, or (iv) any agreement, order, judgment or decree to which such Subscriber is subject.

3.1.3 Organization and Authority. Such Subscriber possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by such Subscriber, this Agreement is a legal, valid and binding agreement of such Subscriber, enforceable against such Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.1.4 Experience, Financial Capability and Suitability. Such Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities and protect its own interests and (ii) able to bear the economic risk of its investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and therefore cannot be sold by such Subscriber unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Subscriber is able to afford a complete loss of its investment in the Securities.

3.1.5 Access to Information; Independent Investigation. Prior to the execution of this Agreement, such Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, such Subscriber has relied solely on its own knowledge and understanding of the Company and its business based upon its own due diligence investigation and the information furnished pursuant to this paragraph. Such Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Agreement and such Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

3.1.6 Regulation D Offering. Such Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under federal or state law.

3.1.7 Investment Purposes. Such Subscriber is purchasing the Securities solely for investment purposes and not with a view towards the further distribution thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

3.1.8 Restrictions on Transfer; Shell Company. Such Subscriber understands the Securities are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Such Subscriber understands the Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and such Subscriber understands that any certificates representing the Securities will contain a legend in respect of such restrictions. If in the future such Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such securities may be offered, resold, pledged or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Such Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, such Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to compliance with the foregoing sentence. Absent registration or an exemption, such Subscriber agrees not to resell the Securities. Such Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to such Subscriber for the resale of the Securities until one (1) year following consummation of the Business Combination, despite technical compliance with the requirements of Rule 144.

3.1.9 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of such Subscriber in connection with the transactions contemplated by this Agreement.

3.1.10 Sufficient Funds. Such Subscriber will have sufficient immediately available funds at the Closing to pay the purchase price for the number of Units set forth opposite its name under the heading “Total Units” on Schedule I.

3.2. Company’s Representations, Warranties and Agreements. To induce the Subscribers to purchase the Securities, the Company hereby represents and warrants to each Subscriber and agrees with each Subscriber as follows:

3.2.1 Organization and Corporate Power. The Company is a Cayman Islands exempted company (and following the Domestication (as defined in the Business Combination Agreement), the Company will be a Delaware corporation). The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by the Company of this Agreement, the Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

3.2.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Memorandum & Articles of Association of the Company (the “Charter”), (ii) any agreement, indenture or instrument to which the Company is a party or (iii) any law, statute, rule or regulation to which the Company is subject, or (iv) any agreement, order, judgment or decree to which the Company is subject.

3.2.3 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Securities will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof each Subscriber will have or receive good title to the Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions under federal and state securities laws, and (b) liens, claims or encumbrances imposed due to the actions of the Subscriber.

3.2.4 No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3.2.5 No Governmental Consents. No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Company in connection with the transactions contemplated by this Agreement, other than (i) the filing of a Form D with the Commission and such state Blue Sky, FINRA and consents and approvals of the NYSE as may be required, (ii) the filing with the Commission of the Registration Statement, (iii) the filings required by applicable state or federal securities laws, (iv) those required to consummate the transactions contemplated by the Business Combination Agreement as provided under the Business Combination Agreement, (v) the filing of notification under HSR Act (as defined in the Business Combination Agreement), if applicable, and (vi) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in the Business Combination Agreement).

3.2.6 No General Solicitation. No form of general solicitation or general advertising within the meaning of Regulation D of the Securities Act (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company or any of its representatives in connection with the offer and sale of the Securities.

3.2.7 No Brokers. No broker, finder or similar intermediary has acted for or on behalf of the Company or any of its affiliates in connection with this Agreement or the transactions contemplated hereby and no broker, finder, agent or similar intermediary is entitled to any broker’s, finder’s or similar fee or other commission in connection therewith, in each case, for which any Subscriber could become liable.

3.2.8 Arms-Length. The purchase and sale of the Securities contemplated by this Agreement is an arms-length transaction between the Subscribers and the Company.

3.2.9 PIPE Investments. The Company has entered into subscription agreements (the “PIPE Subscription Agreements”), pursuant to which the subscribers party thereto have committed, subject to the terms and conditions therein, to purchase shares of Class A Common Stock for an aggregate purchase price equal to $150.0 million. As of the date hereof, each of the PIPE Subscription Agreements is in full force and effect and is legal, valid and binding upon the Company and, to the knowledge of the Company, the subscribers party thereto, enforceable in accordance with it terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. As of the date hereof, none of the PIPE Subscription Agreements have been withdrawn, terminated, amended or modified, and, to the knowledge of the Company, no such withdrawal, termination, amendment or modification is contemplated, and the commitments contained in the PIPE Subscription Agreements have not been withdrawn, terminated or rescinded by the subscribers party thereto in any respect.

3.2.10 Preferred Investment. The Company has entered into subscription agreements (the “Preferred Subscription Agreements”), pursuant to which subscribers party thereto have committed, subject to the terms and conditions therein, to purchase Series A convertible preferred shares of the Company for an aggregate purchase price equal to $95.0 million. As of the date hereof, each of Preferred Subscription Agreements is in full force and effect and is legal, valid and binding upon the Company and, to the knowledge of the Company, the subscribers party thereto, enforceable in accordance with it terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. As of the date hereof, none of the Preferred Subscription Agreements has been withdrawn, terminated, amended or modified, and, to the knowledge of the Company, no such withdrawal, termination, amendment or modification is contemplated, and the commitments contained in the Preferred Subscription Agreements have not been withdrawn, terminated or rescinded by the subscriber party thereto in any respect.

4. Settlement Date and Delivery.

4.1. Closing of Purchase of Securities. The consummation and settlement of the forward purchase contract for the purchase and sale of the Securities hereunder (the “Closing”) shall be held at the same date and immediately prior to the closing of the Business Combination contemplated by the Business Combination Agreement (the date of the Closing being referred to as the “Closing Date”). No later than two business days prior to the Closing Date, each Subscriber shall deliver the purchase price for the Units purchased by such Subscriber hereunder in cash via wire transfer to an account specified in writing by the Company to such Subscriber at least five business days prior to the Closing Date. Upon the Closing, the Company will issue to each Subscriber the Units being purchased hereunder by such Subscriber, each registered in the name of such Subscriber, against delivery of the purchase price by such Subscriber.

4.2. Conditions to Closing of the Company.

The Company’s obligations to sell and issue the Securities at the Closing are subject to the fulfillment (or waiver by the Company) of the following conditions:

4.2.1 Representations and Warranties Correct. The representations and warranties made by each Subscriber in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) with the same force and effect as if they had been made on and as of said date.

4.2.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Subscribers on or prior to the Closing shall have been performed or complied with in all material respects.

4.2.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

4.3. Conditions to Closing of the Subscribers.

Each Subscriber’s obligation to purchase the Securities at the Closing is subject to the fulfillment (or waiver by such Subscriber) on or prior to the Closing Date of each of the following conditions:

4.3.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date), with the same force and effect as if they had been made on and as of said date.

4.3.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

4.3.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

4.3.4 Approvals. The Business Combination contemplated by the Business Combination Agreement and the transactions contemplated by this Agreement, including all necessary approvals of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (as determined by the parties to the Business Combination Agreement) and other than those conditions that, by their nature, may only be satisfied at the closing of the Business Combination under the Business Combination Agreement (including to the extent that any such condition is dependent upon the consummation of the purchase and sale of shares pursuant to this Agreement, the PIPE Subscription Agreements and the Preferred Subscription Agreements), but subject to the satisfaction or waiver of such conditions as of the closing of the Business Combination under the Business Combination Agreement.

4.3.5 Listing. The Shares and the Warrants shall have been approved for listing on the NYSE, subject to official notice of issuance.

In addition, each New Subscriber’s obligation to purchase the number of Units set forth opposite such New Subscriber’s name under the heading “Total Units” on Schedule I at the Closing is subject to the fulfillment (or waiver by such New Subscriber) on or prior to the Closing Date of the following condition (it being understood, for the avoidance of doubt, that each Original Subscriber’s obligation to purchase the number of Units set forth opposite such Original Subscriber’s name under the heading “Total Units” on Schedule I at the Closing shall not be subject to the fulfillment on or prior to the Closing Date of the following condition):

4.3.6 Net Redemptions. Net Redemptions shall not exceed $165.75 million.

5. Restrictions on Transfer. Each Subscriber hereby agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company has received an opinion of counsel for the Company that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Commission thereunder and under all applicable state securities laws. All certificates representing the Securities shall have endorsed thereon a legend substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

The Company agrees to cause its counsel to deliver an opinion to the Company’s transfer agent directing the removal of the foregoing legends once able to do so pursuant to applicable securities laws.

Other than the restrictions on transfer pursuant to the Securities Act and set forth in this Section 5, the Subscribers shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to offer, sell, pledge, contract to sell, sell any option, engage in hedging activities or execute any “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended, with respect to the Securities.

6. Registration Rights.

6.1. The Company agrees that the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Shares and Warrants (comprising a Unit) (the “Registration Statement”) as soon as practicable but in any event no later than thirty (30) calendar days after the Closing Date and shall have the Registration Statement declared effective as soon as practicable thereafter but in any event no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided that if such day falls on a Saturday, Sunday or other day that the Commission is closed, the Effectiveness Date shall be extended to the next Business Day on which the Commission is open for business. The Company’s obligations to include the Subscriber and Shares and Warrants in the Registration Statement are contingent upon each Subscriber furnishing in writing to the Company such information regarding such Subscriber, the securities of the Company held by such Subscriber and the intended method of disposition of the Shares and Warrants as shall be reasonably requested by the Company to effect the registration of the Shares and Warrants, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations (other than lock-up or similar agreements).

7. Other Agreements.

7.1. Equity Issuances. Prior to Closing, the Company shall not offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) in connection with the exercise of any Warrants outstanding on the date hereof, (ii) in connection with this Agreement, the PIPE Subscription Agreements and the Preferred Subscription Agreements, (iii) in connection with the transactions contemplated by the Business Combination Agreement, or (iv) additional shares of Class A Common Stock issued in a private placement (the “Additional PIPE”) on terms that are substantially similar to the terms of the PIPE Subscription Agreements; provided in the case of clause (iv) that such issuance is at a purchase price equal to or greater than $10.00 per share;

7.2. No More Favorable Terms. After the date of this Agreement and prior to the closing of the Business Combination contemplated by the Business Combination Agreement, the Company shall not amend any of the PIPE Subscription Agreements or Preferred Subscription Agreements, or enter into any future agreements relating to the subscription or purchase of Securities with future investors, or amend any existing agreements relating to the subscription or purchase of Securities with any existing investors (including the Sponsor), but excluding, for the avoidance of doubt, the Business Combination Agreement, that have the effect of establishing rights or obligations in a manner more favorable in any material respect to such investor or prospective investor than the rights and obligations established in this Agreement (to the extent applicable), or waive any analogous rights or obligations binding any existing or future investors unless, in any such case and only to the extent applicable, the Subscribers have also been provided with such rights and obligations; provided that it is understood and agreed that the entry into of an agreement relating to the subscription or purchase subscription agreement with respect to an Additional PIPE on terms that are substantially similar to the terms of the PIPE Subscription Agreements (and at a subscription price of no less than $10.00 per share) shall not be deemed to be more favorable in any material respect to such investor or prospective investor.

7.3. Net Redemptions. If Net Redemptions exceed $10,000,000, any such excess shall reduce, on a dollar-for-dollar basis, the cash consideration payable in respect of the Company Common Stock and Company Common Options (in each case, as defined in the Business Combination Agreement) at the closing of the Business Combination pursuant to the Business Combination Agreement.

7.4. Warrants. At any time prior to Closing, the Company shall have outstanding a maximum of 17,225,728 Warrants (subject to any share splits, conversions, etc.), of which 3,333,333 Warrants shall be issued to the Subscribers pursuant to this Agreement.

7.5. Further Assurances. Each of the Company and the Subscribers agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

7.6. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail or overnight courier service, (ii) by facsimile and (iii) by electronic mail, in each case to the address, facsimile number or email address as set forth on the signature page hereto. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

7.7. Entire Agreement. This Agreement, together with the Registration Rights Agreement, embodies the entire agreement and understanding between the Subscribers and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.8. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

7.9. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by all parties hereto. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.10. Assignment. The rights and obligations under this Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties; provided that each Subscriber may assign its rights and obligations to an affiliate without the prior consent of the other parties; and such affiliate shall be joined to this Agreement as an Original Subscriber (in the case of an Original Subscriber assignment) or as a New Subscriber (in the case of a New Subscriber assignment); provided, further, that no such assignment by such Subscriber will relieve such Subscriber of its obligations under this Agreement.

7.11. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement; provided that the Target is an express third-party beneficiary of this Agreement and shall be entitled to enforce the terms hereof, including an injunction, temporary restraining order or other equitable relief pursuant to Section 12, to prevent breaches of this Agreement by the parties hereto, in addition to any other remedy at law or equity.

7.12. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

7.13. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

7.14. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.15. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

7.16. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.17. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

7.18. Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

7.19. Mutual Drafting. This Agreement is the joint product of the Subscribers, on the one hand, and the Company, on the other hand, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8. Indemnification. The Subscribers, on the one hand, and the Company, on the other hand, shall indemnify the Company or the Subscribers, as applicable, against any reasonable loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement, as determined by a final non-appealable judgment of a court of competent jurisdiction.

9. Term. The Subscribers’ obligation to acquire the Securities hereunder, and the Company’s obligation to sell the Securities hereunder, shall be in effect until the earliest of (i) the liquidation of the Company in the event that the Company is unable to consummate the Business Combination within the time frame permitted by the Charter (including any extensions thereunder), (ii) the mutual written agreement of each of the parties hereto to terminate this Agreement, (iii) such date and time as the Business Combination Agreement is terminated in accordance with its terms, or (iv) written notice by the Company to the Subscriber, or the Subscriber to the Company, to terminate this Agreement if the transactions contemplated by this Agreement are not consummated prior to the earlier of (x) the “Agreement End Date” as defined in the Business Combination Agreement, as it may be amended pursuant to the Business Combination Agreement and (y) March 1, 2022; provided that (i) nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and (ii) each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify the Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement and the provisions of Sections 7, 9 and 11 survive any termination of this Forward Purchase Agreement and continue indefinitely.

10. Disclosure. The Subscribers hereby acknowledge that (i) the terms of this Agreement will be publicly disclosed in a Registration Statement on Form S-4 to be filed by the Company with the Commission in connection with the Business Combination, and (ii) this Agreement will be described in and filed with a Current Report on Form 8-K to be filed by the Company with the Commission. The Subscribers shall have a reasonable opportunity to review and comment on the proposed disclosure prior to such filings.

11. Trust Account Waiver. Each Subscriber hereby represents and warrants that it has had the opportunity to read the SPAC Prospectus and understands that the Company has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Shares in connection with the consummation of the Issuer’s initial Business Combination or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within the time frame permitted by the Charter (including any extensions thereunder), and (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Subscriber hereby agrees that notwithstanding anything to the contrary contained in this Agreement, such Subscriber does not now and shall not at any time hereafter have, and waives any and all right, title and interest, or any claims of any kind it has or may have in the future as a result of, or arising out of, this Agreement, the transactions contemplated hereby or the Securities to be issued to such Subscriber hereunder, in or to any monies held in the Trust Account (or any distributions therefrom directly or indirectly to Public Stockholders (“Public Distributions”), and agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account or Public Distributions as a result of, or arising out of, this Agreement, the transactions contemplated hereby or such Securities, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. To the extent a Subscriber commences any action or proceeding based upon, in connection with, as a result of or arising out of, this Agreement, the transactions contemplated hereby or any Securities, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, such Subscriber hereby acknowledges and agrees that such Subscriber’s sole remedy shall be against funds held outside of the Trust Account (other than Public Distributions) and that such claim shall not permit such Subscriber (or any person claiming on its behalf or in lieu of any of it) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. Notwithstanding anything else in this Section 11 to the contrary, nothing herein shall be deemed to limit a Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of Shares other than pursuant to this Agreement, including but not limited to any redemption right with respect to any such securities of the Company. For purposes of this Agreement, “Representatives” with respect to any person shall mean such person’s affiliates and its and its affiliate’s respective directors, officers, employees, consultants, advisors, agents and other representatives.

12. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to equitable relief, including an injunction or injunctions, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. Each party hereto further agrees that none of the parties hereto shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12, and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

[Signature Page Follows]

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

The parties hereto have executed this Agreement to be effective as of the date first set forth above.

ISOS ACQUISITION CORPORATION

By:	/s/ George Barrios
Name:	George Barrios
Title:	Co-Chief Executive Officer
Address:	55 Post Road West, Suite 200 Westport, CT 06880
Email:	xxxxxx

By:	/s/ Michelle Wilson
Name:	Michelle Wilson
Title:	Co-Chief Executive Officer
Address:	55 Post Road West, Suite 200 Westport, CT 06880
Email:	xxxxxx

APOLLO CREDIT STRATEGIES MASTER FUND LTD. By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

APOLLO PPF CREDIT STRATEGIES, LLC By: Apollo Credit Strategies Master Fund Ltd., its member By: Apollo ST Fund Management LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

APOLLO ATLAS MASTER FUND, LLC By: Apollo Atlas Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

APOLLO A-N CREDIT FUND (DELAWARE), L.P. By: Apollo A-N Credit Management, LLC, its investment manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Vice President

APOLLO SPAC FUND I, L.P.. By:

By:	/s/ Joseph D. Glatt
Name:
Title:

Schedule 1

Original Subscriber	Total Units
Apollo Credit Strategies Master Fund Ltd.	4,924,754
Apollo PPF Credit Strategies, LLC	634,723
Apollo Atlas Master Fund, LLC	324,073
Apollo A-N Credit Fund (Delaware), L.P.	487,375
Total:	6,370,925

New Subscriber	Total Units
Apollo SPAC Fund I, L.P.	1,200,000
Apollo Atlas Master Fund, LLC	629,385
Apollo A-N Credit Fund (Delaware), L.P.	1,799,690
Total:	3,629,075

Sch. 1-1